Exhibit 24.1

LIMITED POWER OF ATTORNEY

For Executing Forms 3, Forms 4 and Forms 5, Form 144 and Schedule 13D and 13G

The undersigned hereby constitutes and appoints Rena H. Reiss, Executive Vice President, General Counsel and Secretary of Hyatt Hotels Corporation (“Hyatt”), in her capacity as such, and her successors in such office, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution in the premises, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

(1)	execute for and on behalf of the undersigned, (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, (b) Form 144, (c) Schedule 13D and Schedule 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act, and (d) any joint filing agreement in connection with the preceding clauses (a)-(c);

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including amendments thereto) and timely file such forms or schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)	take any other action solely in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or on behalf of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Hyatt assuming, any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned revokes this Limited Power of Attorney in a signed writing delivered to the attorney-in-fact. This Limited Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 21st day of March, 2017.

HI Holdings Playa B.V.

By:	/s/ Peter Sears
Name:	Peter Sears
Title:	Managing Director A

By:	/s/ Stefanie Joanne van der Duijs
Name:	Stefanie Joanne van der Duijs
Title:	Managing Director B

By:	/s/ Paulus Cornelis Gerhardus van Duuren
Name:	Paulus Cornelis Gerhardus van Duuren
Title:	Managing Director B